UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

                        COMPOSITE TECHNOLOGY CORPORATION
               (Exact name of Registrant as specified in charter)

Nevada                                 000-10999                 59-2025386
(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                         Identification Number)

                                 2026 MCGAW AVE.
                            IRVINE, CALIFORNIA 92614
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 949-428-8501


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This Form 8-K and other reports filed by the  Registrant  from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT--PRIVATE PLACEMENT OF DEBENTURES AND WARRANTS

$15 MILLION FINANCING

On August 17, 2004, the Registrant closed a financing transaction in which it sold 6% convertible debentures (the "Debentures") to select institutional accredited investors, in order to raise a total of $15,000,000. The Registrant received $5,000,000 upon closing and $10,000,000 was deposited into a Custodian Account to secure repayment of the Debentures. The Debentures mature on August 17, 2007. The Debentures are convertible in the common stock of the Registrant by the investors for $1.67 per share (the "Conversion Price"). The Registrant may force conversion of all outstanding Debentures if the daily volume weighted average price of the Registrant's common stock exceeds the Conversion Price by 150%. The Registrant may drawdown the $10,000,000 held in the Custodian Account on a monthly basis starting after the effective date of the Registration Statement to be filed in connection with the sale of the Debentures by exercising a monthly optional redemption (the "Monthly Redemption"). The minimum Monthly Redemption is $500,004 per month. The Monthly Redemption may only be paid by the issuance of the common stock of the Registrant to the investors priced at 93% of the volume weighted average price of the Registrant's common stock at the time of such Monthly Redemption.

The investors also received warrants to purchase an aggregate of 3,453,947 shares of common stock 50% of which at an exercise price of $1.75 per share and the balance of which at an exercise price of $1.82 per share.

Lane Capital Markets ("LCM"), acted as the Registrant's exclusive placement agent and financial advisor. In consideration for LCM's services, LCM will receive a fee of $1,050,000, of which $307,500 is deferred. In addition, LCM received a 4 year warrant to purchase 500,000 shares of the Registrant's common stock with an exercise price of $1.82 per share.

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The securities  issued in the private  placement have not been registered  under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The Registration Rights Agreement requires the Registrant to prepare and file with the Securities and Exchange Commission a registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the Company's common stock that were sold to the investors pursuant to the Purchase Agreement as well as the shares of common stock issuable upon exercise of the warrants. This report is not an offer to sell securities of Composite Technology corporation and any opportunity to participate in the private placement was available to a very limited group of investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, Debenture, Registration Rights Agreement, Custodial and Security Agreement and Common Stock Purchase Warrant which are filed as Exhibits to this report and are incorporated herein by reference. In addition, the press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. EXHIBITS

            10.1 Form of Securities Purchase Agreement including form of the Debenture attached as Exhibit A, form of the Registration Rights Agreement attached as Exhibit B thereto, form of the Common Stock Purchase Warrant attached as Exhibit C thereto, form of Custodial and Security Agreement attached as Exhibit E.

            99.1        Press Release


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSITE TECHNOLOGY CORPORATION

/s/ Benton H Wilcoxon
--------------------------
Benton H Wilcoxon
Chief Executive Officer
Dated:  August 25, 2003